Exhibit 99
FOR IMMEDIATE RELEASE
SUPERIOR BANCORP COMPLETES MERGER WITH COMMUNITY BANCSHARES
BIRMINGHAM, AL — November 7, 2006 — Superior Bancorp (NASDAQ: SUPR) announced the consummation of its merger with Community Bancshares, Inc. (NASDAQ: COMB) on November 7, 2006. The combination of the two community banks creates a $2.4 billion banking organization that serves its customers through 57 banking offices from Huntsville, Alabama to Tampa, Florida. The existing Community Bank locations will continue to operate under the Community Bank name until mid December of 2006. At that time, the name will transition to Superior Bank and customers will be able to transact business at any of the 57 convenient Superior Bank locations.
“We are excited to welcome our Community customers, shareholders and associates as we join forces,” said Stan Bailey, Chief Executive Officer. “We look forward to building on our combined strengths and creating a strong North Alabama branch network that not only adds value for our shareholders but also delivers ‘Superior’ service for our customers and communities.”
As a result of the merger, Community Bancshares shareholders will receive 0.8974 shares of Superior Bancorp common stock for each share of Community Bancshares stock they own. Based on the Superior closing price on November 7, 2006, the total value of the merger is $93.6 million.
“This combination will serve our customers and communities well,” said Patrick Frawley, Community Bancshares’ former Chairman, President and Chief Executive Officer. “Superior’s approach to customer service and community commitment is very strong, and I think our customers will be very pleased. I have every confidence that our customers will gain added convenience and will be able to take advantage of new financial services.”

Bailey continued, “Early on we identified the northeast quadrant of Alabama as important to our future success. We feel our investment in Community will give us the ability to create a Northeast Alabama franchise that will be a major factor in creating shareholder value in the future.”
About Superior Bancorp
Superior Bancorp is a $2.4 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 57 branches from Huntsville, Alabama to Tampa, Florida, with 37 locations throughout the state of Alabama and 20 locations in Florida. In addition, Superior Bank currently has 14 new branches planned for Northeast Alabama and Florida during 2006 and 2007.
Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida and operates 18 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.
Superior completed the acquisition of 1st Kensington Bank of Tampa, Florida on August 31, 2006, more than doubling its assets in Florida to over $600 million.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update “forward-looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK
(2265).